EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements Nos. 333-101785, 333-73688, 333-73478, and 333-33700 of American Management Systems, Incorporated on Form S-8 of our reports dated March 10, 2004, appearing in the Annual Report on Form
10-K of American Management Systems, Incorporated for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

McLean, Virginia
March 26, 2004